CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-4 of New Motion Inc. of our report dated February 3, 2007 relating to the consolidated financial statements of Traffix, Inc. as of November 30, 2006, and for the year then ended, which appear in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 1, 2007